                                                                    EXHIBIT 99.2

PRESS RELEASE                                                             [LOGO]
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE



                      ALCAN REPORTS THIRD QUARTER EARNINGS
         -- REDUCES STAKE IN JAPANESE AFFILIATE, NIPPON LIGHT METAL --


MONTREAL, CANADA - October 16, 1998 - Alcan Aluminium Limited (Stock Symbol: AL) reports third quarter consolidated net income of $107 million compared to $80 million for the similar period of 1997. After preference share dividends, net income per common share for the quarter is 46 cents, compared to 34 cents a year earlier.

The current year's third quarter includes an after-tax gain of $20 million (9 cents per share)for exchange revaluation of the Company's accumulated deferred tax liability and after-tax charges of $9 million (4 cents per share) for losses at the 45.6%-owned Nippon Light Metal Company, Ltd. (NLM) and of $7 million (3 cents per share) for rationalization costs in Europe. The 1997 period included a special charge of $30 million (13 cents per share) and operating losses of $7 million (3 cents per share) relating to NLM. Excluding these items, the net income for the quarter was $103 million (44 cents per share) compared to $117 million (50 cents per share) for the corresponding quarter of 1997.

The rationalization costs relate to manpower reductions in Alcan's European fabricating operations as part of the cost reduction programme in that region. By the end of 1998 employee numbers will be reduced by about 500 in these operations.

The Company also reports that it is reducing its 45.6% interest in NLM to below 20%. The cash proceeds of the sale of shares will be at least $145 million with a corresponding after-tax gain of approximately $90 million to be reflected in the fourth quarter results. The book value of the remaining investment will be some $40 million. With the reduction in Alcan's interest to below 20%, NLM will no longer be accounted for on an equity basis but will be treated as a portfolio investment.

Commenting on the quarter, Jacques Bougie, President and Chief Executive Officer said, "We are pleased with the underlying performance of our core businesses in this period of very weak metal prices. We continue to see strong demand for our products in North and South America. However, we are anticipating slower growth in Europe."


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-------------------------------------------------------------------www.alcan.com
Alcan Aluminium Limited                Media contact: Alain Bergeron
1188 Sherbrooke Street West            Tel.: 1 (514) 848-8232
Montreal (Quebec) H3A 3G2              Investor contact: Alan G. Brown
Canada                                 Tel.: 1 (514) 848-8368

                                                                         Page 2.


"In line with our strategy of focussing on our upstream and large-scale fabricating businesses, we have reduced our shareholding in Nippon Light Metal in Japan. We remain committed to Asia as a region offering strong long-term growth and will continue our presence in Japan through our on- going links with NLM." said Bougie.


                                    THIRD            NINE         SECOND
                                   QUARTER          MONTHS       QUARTER
                                 1998   1997     1998   1997       1998

Sales and operating revenues
   (US$ millions)               1,950  1,949    5,889   5,830     1,986

Net income
   (US$ millions)                 107     80      310     339        86

Shipments (thousands of tonnes)
   Ingot products*                213    215      622     643       207
   Fabricated products            467    436    1,372   1,295       469
Fabrication of
  customer-owned metal             80     70      220     210        72
                                -----  -----    ------  ------     -----
Total volume                      760    721    2,214   2,148       748
                                =====  =====    ======  ======     =====

Ingot product realizations
   (US$ per tonne)              1,482  1,733    1,580   1,733     1,591
Fabricated product realizations
   (US$ per tonne)              2,875  2,950    2,937   2,970     2,930


* Includes primary and secondary ingot and scrap


Sales and operating revenues for the third quarter of 1998 were unchanged from a year earlier at $1,950 million reflecting lower prices offset by increased volume.

Total fabricated product volumes, which include products fabricated from customer-owned metal, were 547 thousand tonnes (kt) in the third quarter, some 8% higher than a year earlier and slightly ahead of the second quarter of 1998. This reflects strong North American shipments, seasonally lower sales in Europe and the consolidation of shipments from Indian Aluminium Company, Limited (Indal).

Average ingot product realizations declined $109/tonne from the second quarter and $251/tonne from the third quarter of 1997 compared to declines of $48 and $296 respectively in the LME 3-month price.


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

                                                                         Page 3.


Fabricated product realizations declined $55/tonne from the second quarter level. For the nine months, average realizations are down just $33/tonne from the previous year, despite much lower metal prices, reflecting improved local currency prices and stronger currencies in Europe.

PRODUCT SECTOR REVIEW

                                     THIRD          NINE       SECOND
                                    QUARTER        MONTHS     QUARTER
(US$ millions)                    1998  1997    1998   1997     1998

Operating income
   Raw materials and chemicals     24     45      93     79       30
   Primary metal                   73    138     288    446       85
   Fabricated products             85     85     249    240       88
   Intersector and
     other items                   31    (21)     87    (39)      37
                                 -----  -----   -----  -----    -----
                                  213    247     717    726      240

Equity loss                        (9)   (36)    (48)   (34)     (23)
Corporate offices                 (32)   (29)    (96)   (89)     (34)
Interest                          (21)   (26)    (65)   (77)     (21)
Income taxes                      (44)   (76)   (198)  (187)     (76)
                                 -----  -----   -----  -----    -----
Net income                        107     80     310    339       86
                                 =====  =====   =====  =====    =====


Operating profits from raw material and chemical operations declined from the year-ago quarter with lower selling prices partially offset by cost savings. Earnings declined from the second quarter as the effect of lower metal prices flowed through to alumina prices.

The decline in earnings from primary metal operations compared to the second quarter of 1998 and the year-ago quarter results primarily from lower realizations for ingot.

Fabricated products earnings were unchanged from the second quarter reflecting rationalization costs of $11 million in Europe offset by improved earnings from North America and the consolidation of Indal's earnings.

"Intersector and other items" primarily reflects the realization or deferral of profits on intersector sales of metal. Profits were deferred in 1997 due to generally rising ingot prices. In the first nine months of 1998 previously deferred profits on intersector sales were realized as ingot prices decreased. Also included in this category is interest income.

                                                                           .../4

                                                                         Page 4.


Alcan recorded a loss from equity-accounted companies of $9 million for the third quarter primarily arising at NLM in Japan, where business conditions remain difficult. Following the reduction of Alcan's interest to below 20% in the fourth quarter, NLM will be cost-accounted and equity profits and losses will no longer arise. During the third quarter the Company increased its shareholding in Indal to majority ownership and, accordingly, that company is now consolidated as a subsidiary.

Revaluation of the Company's cumulative deferred income tax liability to reflect current exchange rates, as required by new Canadian accounting standards, resulted in a write-back of $20 million. Each subsequent US$0.01 increase (decrease) in the value of the Canadian dollar will decrease (increase) the Company's net income by about $6 million, as a result of the revaluation of deferred income taxes.

The debt:equity ratio at September 30, at 22:78 compared to the levels at June 30, 1998 of 21:79 and 23:77 a year ago.

GEOGRAPHIC REVIEW

                                     THIRD         NINE        SECOND
                                    QUARTER       MONTHS      QUARTER
(US$ millions)                    1998  1997    1998   1997     1998

Net income (Loss)

   Canada                          45     58     126    189       34
   United States                   41     41     113    107       41
   South America                    -      3       6     22        1
   Europe                           3      6      32     33        5
   Asia and Pacific                (5)   (27)    (28)    (7)     (17)
   Other
     (including eliminations)      23     (1)     61     (5)      22
                                 -----  -----   -----  -----    -----
                                  107     80     310    339       86
                                 =====  =====   =====  =====    =====


In Canada, operating net income declined from the second quarter and the prior year due to the effect of lower metal prices on primary metal operations. The quarter's results also include the deferred income tax revaluation referred to above.

In the United States, net income from operations was unchanged reflecting strong fabricated product volumes, offset by lower realizations from smelter operations.


                                                                           .../5

                                                                         Page 5.


Operating results in South America were affected by lower raw material and primary metal prices.

European results were lower reflecting lower prices for alumina and metal. Also, fabricated products results were affected by seasonally lower volumes and the $7 million after-tax cost of manpower reductions.

Results in the Asia and Pacific region for the quarter reflect operating losses from Japan as well as lower alumina prices.

The profit from "Other" in the quarter arises principally from the recognition of previously deferred profits on inter-regional sales of ingot. In 1997 this result was adverse as profits were deferred in a generally rising metal price environment.

Statements made in this press release which describe the Company's intentions, expectations or predictions may be forward-looking statements within the meaning of securities laws. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and that the Company's results could differ materially from those expressed or implied in such statements. Reference should be made to the most recent Form 10-Q for a summary of major risk factors.

Alcan Aluminium Limited is a multinational company engaged in all aspects of the aluminum industry. With operations and sales offices in over 30 countries, the Alcan Group is one of the most international aluminum companies in the world. It is also a leading global producer and marketer of rolled aluminum products.

The average number of common shares outstanding for the third quarter of 1998 was 227.6 million compared to 227.1 million in the comparable quarter of 1997.

                                    - END -


NOTE:

All dollar amounts are stated in U.S. dollars.

All tonnages are stated in metric tonnes, equivalent to 2,204.6 pounds.

All figures are unaudited.



                                                                           .../6

                                                                         Page 6.

                            ALCAN ALUMINIUM LIMITED

                    INTERIM CONSOLIDATED STATEMENT OF INCOME
                                  (unaudited)

                           Periods ended September 30
                              (in millions of US$,
                           except per share amounts)

                        Third Quarter     Nine Months
                        1998     1997    1998     1997

Revenues
  Sales and operating
    revenues           $1,950  $1,949   $5,889  $5,830
  Other income             10      16       47      63
                       ------  ------   ------  ------
                        1,960   1,965    5,936   5,893
Costs and expenses
  Cost of sales and
    operating expenses  1,514   1,504    4,560   4,506
  Depreciation            116     106      339     323
  Selling,
    administrative and
    general expenses      108     106      325     324
  Research and
    development
    expenses               17      16       51      50
  Interest                 21      26       65      77
  Other expenses           23      11       41      40
                       ------  ------   ------  ------
                        1,799   1,769    5,381   5,320
Income before income
  taxes and other
  items                   161     196      555     573

Income taxes (note 1)
  Income taxes
  excluding revaluation    64      78      218     195
  Revaluation of
  cumulative deferred
  income tax liability    (20)      -      (20)      -
                       ------  ------   ------  ------
                           44      78      198     195
Income before
  other items             117     118      357     378
Equity loss                (9)    (36)     (48)    (34)
Minority interests         (1)     (2)       1      (5)
                       ------  ------   ------  ------
Net income             $  107  $   80   $  310  $  339
Dividends on
  preference shares         3       2        8       7
                       ------  ------   ------  ------
Net income
  attributable to
  common shareholders  $  104  $   78   $  302  $  332


                                                                           .../7

                                                                         Page 7.

                            ALCAN ALUMINIUM LIMITED


               INTERIM CONSOLIDATED STATEMENT OF INCOME (cont'd)
                                  (unaudited)

                           Periods ended September 30
                              (in millions of US$,
                           except per share amounts)


                       Third Quarter     Nine Months
                       1998     1997    1998     1997

Net income per
  common share        $ 0.46   $ 0.34  $ 1.33   $ 1.46

Dividends per
  common share        $ 0.15   $ 0.15  $ 0.45   $ 0.45



Montreal, Canada
October 16, 1998


                                                                           .../8

                                                                         Page 8.

                            ALCAN ALUMINIUM LIMITED


                       INTERIM CONSOLIDATED BALANCE SHEET
                              (unaudited for 1998)



(in millions of US$)       September 30    December 31
                                   1998           1997

ASSETS

Current assets
  Cash and time deposits        $   375        $   608
  Receivables                     1,440          1,292
  Inventories
    Aluminum                        822            800
    Raw materials                   342            307
    Other supplies                  248            234
                                -------        -------
                                  1,412          1,341
                                -------        -------

Total current assets              3,227          3,241

Deferred charges and
  other assets                      474            424
Investments                         135            251
Property, plant and equipment
  Cost                           12,600         11,715
  Accumulated depreciation        6,700          6,257
                                -------        -------
                                  5,900          5,458
                                -------        -------

Total assets                    $ 9,736        $ 9,374




                                                                           .../9

                                                                         Page 9.

                            ALCAN ALUMINIUM LIMITED

                  INTERIM CONSOLIDATED BALANCE SHEET  (cont'd)
                              (unaudited for 1998)



(in millions of US$,        September 30   December 31
 except per share amounts)          1998          1997

LIABILITIES AND
  SHAREHOLDERS' EQUITY

Current liabilities
  Payables                       $ 1,114       $ 1,052
  Short-term borrowings              150           238
  Income and other taxes              53            98
  Debt maturing within
    one year                          63            36
                                 -------       -------
                                   1,380         1,424
                                 -------       -------

Debt not maturing within
  one year                         1,342         1,241
Deferred credits and
  other liabilities                  616           623
Deferred income taxes                754           969
Minority interests                   103            43

Shareholders' equity
  Redeemable non-retractable
    preference shares                160           203
  Common shareholders' equity
    Common shares                  1,259         1,251
    Retained earnings              4,062         3,556
    Deferred translation
      adjustments                     60            64
                                 -------       -------
                                   5,381         4,871
                                 -------       -------
Total shareholders' equity         5,541         5,074
                                 -------       -------

Total liabilities and
  shareholders' equity         $   9,736       $ 9,374

Common shareholders' equity
  per common share             $   23.64       $ 21.43

Ratio of total borrowings
  to equity                        22:78         23:77


Montreal, Canada
October 16, 1998

                                                                          .../10

                                                                        Page 10.


                            ALCAN ALUMINIUM LIMITED


                  INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (unaudited)



Nine months ended September 30
(in millions of US$)                    1998     1997

Operating activities
  Net income                          $  310   $  339
  Adjustments to determine cash
    from operating activities:
      Depreciation                       339      323
      Deferred income taxes               33       16
      Equity loss - net of dividends      53       40
      Change in operating
        working capital                 (102)    (243)
      Change in deferred charges,
        other assets, deferred
        credits and other
        liabilities - net                (65)     (69)
      Gain on sales of
        businesses  - net                 (1)     (13)
      Other - net                          6       27
                                      ------   ------
Cash from operating activities           573      420

Financing activities
  New debt                                55       39
  Debt repayments                        (50)     (39)
                                      ------   ------
                                           5        -

  Short-term borrowings - net           (107)      95
  Common shares issued                     8       13
  Redemption of preference shares        (43)       -
  Dividends - Alcan shareholders
    (including preference)              (110)    (110)
            - Minority interests          (1)      (2)
                                      ------   ------
Cash used for financing activities      (248)      (4)




                                                                          .../11

                                                                        Page 11.

                            ALCAN ALUMINIUM LIMITED


             INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS  (cont'd)
                                  (unaudited)



Nine months ended September 30
(in millions of US$)                    1998     1997

Investment activities
  Property, plant and equipment         (511)    (372)
  Investments                            (72)       -
  Net proceeds from disposal of
    businesses and other assets            4       49
                                      ------   ------
Cash used for investment activities     (579)    (323)

Effect of exchange rate changes
  on cash and time deposits                5       (7)
                                      ------   ------
Increase (decrease)in cash
  and time deposits                     (249)      86
Cash of companies consolidated
  (deconsolidated)                        16      (11)
Cash and time deposits
  - beginning of period                  608      546
                                      ------   ------
Cash and time deposits
  - end of period                     $  375   $  621


Montreal, Canada
October 16, 1998

                                                               .../12

                                                                        Page 12.

                            ALCAN ALUMINIUM LIMITED

                              (in millions of US$)

               Notes to Interim Consolidated Financial Statements



1.   ACCOUNTING CHANGE

     In 1998, the Company adopted new recommendations of the Canadian Institute of Chartered Accountants dealing with accounting for income taxes. The principal change under the new recommendations is the requirement to revalue deferred income tax liabilities for all changes in tax rates and exchange rates.

     The Company has adopted the new recommendations retroactively without restating prior years. The cumulative effect of adopting the new recommendations at January 1, 1998 is to decrease Deferred income taxes by $285, to increase Retained earnings by $306 and to decrease Deferred translation adjustments by $21.

     For the first nine months of 1998, the impact of the revaluation of Deferred income taxes to reflect current exchange rates is to decrease the Company's income tax provision by $20.


2.   ACQUISITION OF CONTROLLING INTEREST IN INDIAN ALUMINIUM COMPANY, LIMITED

     On July 3, 1998, the Company acquired an additional 17% of Indian Aluminium Company, Limited (Indal), and will acquire a further 3% on completion of certain formalities, for a total of $70 in cash. This will bring Alcan's ownership in Indal to 54.6%. The accounts of Indal are being consolidated with effect from July 1998.


3.   PRIOR YEAR AMOUNTS

     Certain prior year amounts have been reclassified to conform with the 1998 presentation.



Montreal, Canada
October 16, l998